EXHIBIT 32 - CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of American Axle & Manufacturing Holdings, Inc. (Issuer) on Form 10-K for the period ending December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (Report), I, David C. Dauch, Chairman of the Board & Chief Executive Officer of the Issuer, and I, Christopher J. May, Vice President & Chief Financial Officer of the Issuer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

/s/ David C. Dauch	/s/ Christopher J. May
David C. Dauch	Christopher J. May
Chairman of the Board &	Vice President &
Chief Executive Officer	Chief Financial Officer
February 12, 2016	February 12, 2016